NEWS

Yum! Brands Reports Second-Quarter Results
13% System Sales Growth Driven by 9% Same-Store Sales Growth and 6% Unit Growth;
1,025 Gross New Units and Record Digital Sales

Louisville, KY (August 2, 2023) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the second-quarter ended June 30, 2023. Worldwide system sales excluding foreign currency translation grew 13%, with 9% same-store sales growth and 6% unit growth. Second-quarter GAAP operating profit grew 4%. Second-quarter core operating profit grew 12%. Second-quarter GAAP EPS was $1.46 and second-quarter EPS excluding Special Items was $1.41. Second-quarter EPS includes a favorable $0.09 mark-to-market impact from unrealized investment gains and a negative $0.05 impact from foreign currency translation.

DAVID GIBBS COMMENTS
David Gibbs, CEO, said "Our broad-based momentum continued in the second quarter with system sales growth of 13% owing to 9% same-store sales growth and 6% unit growth. KFC, our largest division, led the quarter with an astounding 19% system sales growth. An impressive 1,025 gross new units this quarter and nearly 30% digital sales growth contributed to our robust system sales growth. I remain confident we are well positioned to thrive in any consumer spending environment given the broad consumer appeal of our iconic brands, including our craveable products, compelling value and easy experiences. With our strong year-to-date results and continued momentum, we expect to deliver full year 2023 results well above our long-term growth algorithm for system sales and core operating profit growth.”

SECOND-QUARTER HIGHLIGHTS
•Worldwide system sales grew 13%, excluding foreign currency translation, with KFC at 19%, Taco Bell at 7% and Pizza Hut 7%.
•Added 1,025 gross new units.
•Record digital sales of $7 billion, with digital mix exceeding 45%.
•GAAP operating profit grew 4% and core operating profit grew 12%.
•Foreign currency translation unfavorably impacted divisional operating profit by $17 million.

Reported Results	% Change
	System Sales Ex F/X	Same-Store Sales	Units	GAAP Operating Profit	Core Operating Profit[1]
KFC Division	+19	+13	+7	+11	+16
Taco Bell Division	+7	+4	+5	+6	+6
Pizza Hut Division	+7	+4	+4	(2)	+1
Worldwide	+13	+9	+6	+4	+12

	Second-Quarter			Year-to-Date
	2023	2022	% Change	2023	2022	% Change
GAAP EPS	$1.46	$0.77	+89	$2.51	$2.13	+18
Less Special Items EPS[1]	$0.05	$(0.29)	NM	$0.05	$0.02	NM
EPS Excluding Special Items	$1.41	$1.06	+33	$2.46	$2.11	+17

1 See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Core Operating Profit and Special Items.
All comparisons are versus the same period a year ago.

System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.

Digital system sales includes all transactions where consumers at system restaurants utilize ordering interaction that is primarily facilitated by automated technology.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

KFC DIVISION

	Second-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2023	2022	Reported	Ex F/X	2023	2022	Reported	Ex F/X
Restaurants	28,500	26,521	+7	N/A	28,500	26,521	+7	N/A
System Sales ($MM)	8,298	7,252	+14	+19	16,355	14,985	+9	+15
Same-Store Sales Growth (%)	+13	(1)	NM	NM	+11	+1	NM	NM
Franchise and Property Revenues ($MM)	416	394	+5	+9	828	777	+7	+11
Operating Profit ($MM)	326	293	+11	+16	631	584	+8	+14
Operating Margin (%)	47.7	43.2	+4.5	+4.6	46.0	43.6	+2.4	+2.8

	Second-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+22	+5	+17	+4
Same-Store Sales Growth	+15	+5	+13	+4

•KFC Division opened 600 gross new restaurants across 60 countries.
•Foreign currency translation unfavorably impacted operating profit by $15 million.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		Second-Quarter (% Change)	Year-to-Date (% Change)
China	25%	+32	+24
United States	15%	+5	+4
Europe (excluding United Kingdom)	12%	+19	+23
Asia	11%	+12	+12
Australia	7%	+10	+10
United Kingdom	7%	+10	+7
Middle East / Turkey / North Africa	6%	+41	+34
Latin America	6%	+17	+18
Africa	5%	+18	+17
Thailand	2%	+13	+14
Canada	2%	+6	+6
India	2%	+22	+24
1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2022 adjusted for the exclusion of Russia.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

TACO BELL DIVISION

	Second-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2023	2022	Reported	Ex F/X	2023	2022	Reported	Ex F/X
Restaurants	8,320	7,900	+5	N/A	8,320	7,900	+5	N/A
System Sales ($MM)	3,760	3,509	+7	+7	7,224	6,617	+9	+9
Same-Store Sales Growth (%)	+4	+8	NM	NM	+6	+6	NM	NM
Franchise and Property Revenues ($MM)	218	199	+9	+9	419	378	+11	+11
Operating Profit ($MM)	228	215	+6	+6	432	400	+8	+8
Operating Margin (%)	36.8	36.7	0.1	0.1	36.2	36.2	Even	Even

•Taco Bell Division opened 63 gross new restaurants across 9 countries.
•Taco Bell U.S. system sales grew 6% and Taco Bell International system sales excluding foreign currency grew 18%.
•Taco Bell U.S. same-store sales grew 4% and Taco Bell International same-store sales declined 1%.
•Company-owned restaurant margins were 25.6%, approximately flat year-over-year.
•Foreign currency translation unfavorably impacted operating profit by less than $1 million.

PIZZA HUT DIVISION

	Second-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2023	2022	Reported	Ex F/X	2023	2022	Reported	Ex F/X
Restaurants	19,242	18,591	+4	N/A	19,242	18,591	+4	N/A
System Sales ($MM)	3,201	3,039	+5	+7	6,537	6,199	+5	+8
Same-Store Sales Growth (%)	+4	(3)	NM	NM	+5	(1)	NM	NM
Franchise and Property Revenues ($MM)	149	142	+5	+7	304	293	+4	+7
Operating Profit ($MM)	91	93	(2)	+1	195	195	Even	+4
Operating Margin (%)	37.3	39.2	(1.9)	(1.3)	39.3	40.7	(1.4)	(0.7)

	Second-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+11	+2	+10	+6
Same-Store Sales Growth	+6	+1	+6	+5

•Pizza Hut Division opened 357 gross new restaurants across 42 countries.
•Foreign currency translation unfavorably impacted operating profit by $2 million.

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth Ex F/X
		Second-Quarter (% Change)	Year-to-Date (% Change)
United States	41%	+2	+6
China	16%	+25	+25
Asia	14%	+4	+2
Europe	14%	Even	+1
Latin America	6%	+6	+6
Middle East / Africa	4%	+24	+17
Canada	3%	+7	+7
India	2%	+11	+13

1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets. Note that during the first quarter of 2023 Pizza Hut Division realigned their international market structure.
2Reflects Full Year 2022 adjusted for the exclusion of Russia.

HABIT BURGER GRILL DIVISION

•The Habit Burger Grill Division opened 5 gross new restaurants in the U.S.
•The Habit Burger Grill Division system sales grew 9% with flat same-store sales growth.

RUSSIA UPDATE
•On April 17, 2023, Yum! Brands completed its exit from the Russian market by selling its KFC business in Russia to Smart Service Ltd., including all Russian KFC restaurants, operating system, master franchise rights and the trademark for the Rostik's brand. With the completion of the transaction, we ceased our corporate presence in Russia.
•As of the beginning of the second quarter 2022, we elected to remove Russia from our unit count and system sales. Yum! and KFC Division system sales growth excluding foreign currency were negatively impacted by 1 and 2 percentage points, respectively, for the year to date ended June 30, 2023.

OTHER ITEMS
•See reconciliation of Non-GAAP Measurements to GAAP results within this release for further detail of Special Items by financial statement line item including the impact of Special Items on General and Administrative Expenses.
•During the quarter, we paid our Revolving Facility down $164 million and ended the quarter at net leverage of 4.7x. Our current outstanding debt has a weighted average remaining term of 6 years with a fixed-floating ratio greater than 90%.
•Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the second-quarter Form 10-Q.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time August 2, 2023. The number is 833/470-1428 for U.S. callers, 833/950-0062 for Canada callers, and 929/526-1599 for international callers, conference ID 129686.

The call will be available for playback beginning at 10:00 a.m. Eastern Time August 2, 2023 through August 9, 2023. To access the playback, dial 866/813-9403 in the U.S., 226/828-7578 in Canada, 0204/525-0658 for U.K. (local), and +44/204-525-0658 internationally, conference ID 398631.

The webcast and the playback can be accessed by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q2 2023 Yum! Brands, Inc. Earnings Call.”
ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included in our Condensed Consolidated Summary of Results.
FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food- or beverage-borne illness issues; adverse impacts of catastrophic or unforeseen events; the resurgence of COVID-19 infections and the circulation of novel variants of COVID-19; the success of our concepts’ franchisees; the success of our development strategy; anticipated benefits from past or potential future acquisitions, investments or other strategic transactions, or our portfolio business model; our significant exposure to the Chinese market; our global operations; foreign currency risks and foreign exchange controls; our ability to protect the integrity or availability of IT systems or the security of confidential information and other cybersecurity risks; compliance with data privacy and data protection legal requirements; our ability to successfully implement technology initiatives; our increasing dependence on multiple digital commerce platforms; the impact of social media; our ability to protect our trademarks and other intellectual property; shortages or interruptions in the availability and the delivery of food, equipment and other supplies; the loss of key personnel, labor shortages and increased labor costs; changes in food prices and other operating costs; our corporate reputation and the value and perception of our brands; evolving expectations and requirements with respect to social and environmental sustainability matters; adverse effects of climate change; pending or future litigation and legal claims or proceedings; changes in, or noncompliance with, legal requirements; tax matters, including changes in tax rates or laws, impositions of new taxes, tax implications of our restructurings, or disagreements with taxing authorities; changes in consumer discretionary spending and economic conditions, including inflationary pressures; competition within the retail food industry; risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.

Yum! Brands, Inc., based in Louisville, Kentucky, and its subsidiaries franchise or operate a system of over 56,000 restaurants in more than 155 countries and territories under the company’s concepts – KFC, Taco Bell, Pizza Hut and the Habit Burger Grill. The Company's KFC, Taco Bell and Pizza Hut brands are global leaders of the chicken, Mexican-style food, and pizza categories, respectively. The Habit Burger Grill is a fast casual restaurant concept specializing in made-to-order chargrilled burgers, sandwiches and more. In 2023, the KFC, Taco Bell and Pizza Hut brands were ranked in the top five of Entrepreneur’s Top Global Franchises Ranking. In addition, in 2023 Yum! Brands was included on the Bloomberg Gender-Equality Index; Forbes’ list of America’s Best Employers for Diversity; and Newsweek’s lists recognizing America’s Most Responsible Companies, America’s Greatest Workplaces for Diversity and America’s Greatest Workplaces for Women. In 2022, the Company was named to the Dow Jones Sustainability Index North America.

Analysts are invited to contact:
Jodi Dyer, Vice President, Investor Relations at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Vice President, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/23	6/30/22	B/(W)	6/30/23	6/30/22	B/(W)
Revenues
Company sales	$511	$499	3	$985	$969	2
Franchise and property revenues	785	737	6	1,555	1,451	7
Franchise contributions for advertising and other services	391	400	(2)	792	763	4
Total revenues	1,687	1,636	3	3,332	3,183	5

Costs and Expenses, Net
Company restaurant expenses	415	415	—	818	817	—
General and administrative expenses	291	254	(15)	573	507	(13)
Franchise and property expenses	32	29	(12)	68	61	(12)
Franchise advertising and other services expense	388	396	2	783	757	(3)
Refranchising (gain) loss	(17)	(8)	NM	(21)	(12)	NM
Other (income) expense	5	(4)	NM	15	(10)	NM
Total costs and expenses, net	1,114	1,082	(3)	2,236	2,120	(5)

Operating Profit	573	554	4	1,096	1,063	3
Investment (income) expense, net	(29)	15	NM	(5)	8	NM
Other pension (income) expense	(1)	1	NM	(3)	1	NM
Interest expense, net	125	148	15	255	266	4
Income before income taxes	478	390	22	849	788	8
Income tax provision	60	166	64	131	165	21
Net Income	$418	$224	86	$718	$623	15

Basic EPS
EPS	$1.49	$0.78	90	$2.55	$2.16	18
Average shares outstanding	281	286	2	281	288	2

Diluted EPS
EPS	$1.46	$0.77	89	$2.51	$2.13	18
Average shares outstanding	286	290	2	286	292	2

Dividends declared per common share	$0.605	$0.57		$1.21	$1.14

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/23	6/30/22	B/(W)	6/30/23	6/30/22	B/(W)

Company sales	$115	$115	1	$225	$241	(7)
Franchise and property revenues	416	394	5	828	777	7
Franchise contributions for advertising and other services	151	168	(9)	316	319	(1)
Total revenues	682	677	1	1,369	1,337	2

Company restaurant expenses	99	102	2	195	210	7
General and administrative expenses	90	89	(1)	179	173	(3)
Franchise and property expenses	16	14	(10)	42	38	(11)
Franchise advertising and other services expense	150	163	8	314	314	—
Other (income) expense	1	16	NM	8	18	NM
Total costs and expenses, net	356	384	7	738	753	2
Operating Profit	$326	$293	11	$631	$584	8

Company restaurant margin %[1]	14.3%	11.6%	2.7 ppts.	13.2%	12.9%	0.3 ppts.

Operating margin	47.7%	43.2%	4.5 ppts.	46.0%	43.6%	2.4 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/23	6/30/22	B/(W)	6/30/23	6/30/22	B/(W)

Company sales	$253	$243	4	$482	$457	5
Franchise and property revenues	218	199	9	419	378	11
Franchise contributions for advertising and other services	150	144	5	292	268	9
Total revenues	621	586	6	1,193	1,103	8

Company restaurant expenses	187	181	(4)	366	348	(5)
General and administrative expenses	49	39	(25)	94	75	(25)
Franchise and property expenses	9	8	(6)	14	14	3
Franchise advertising and other services expense	148	144	(2)	286	267	(7)
Other (income) expense	—	(1)	NM	1	(1)	NM
Total costs and expenses, net	393	371	(6)	761	703	(8)
Operating Profit	$228	$215	6	$432	$400	8

Company restaurant margin %[1]	25.6%	25.7%	(0.1) ppts.	24.0%	23.9%	0.1 ppts.

Operating margin	36.8%	36.7%	0.1 ppts.	36.2%	36.2%	Even

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/23	6/30/22	B/(W)	6/30/23	6/30/22	B/(W)

Company sales	$4	$5	(9)	$9	$10	(3)
Franchise and property revenues	149	142	5	304	293	4
Franchise contributions for advertising and other services	89	88	1	183	176	4
Total revenues	242	235	3	496	479	4

Company restaurant expenses	4	5	18	9	10	11
General and administrative expenses	53	50	(7)	104	100	(5)
Franchise and property expenses	6	2	(167)	9	4	(108)
Franchise advertising and other services expense	89	88	(2)	182	175	(4)
Other (income) expense	(1)	(3)	NM	(3)	(5)	NM
Total costs and expenses, net	151	142	(6)	301	284	(6)
Operating Profit	$91	$93	(2)	$195	$195	Even

Company restaurant margin %[1]	3.2%	(8.0)%	11.2 ppts.	3.6%	(4.4)%	8.0 ppts.

Operating margin	37.3%	39.2%	(1.9) ppts.	39.3%	40.7%	(1.4) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited) 6/30/23	12/31/22
ASSETS
Current Assets
Cash and cash equivalents	$437	$367
Accounts and notes receivable, less allowance: $46 in 2023 and $37 in 2022	656	648
Prepaid expenses and other current assets	422	594
Total Current Assets	1,515	1,609

Property, plant and equipment, net of accumulated depreciation of $1,304 in 2023
and $1,283 in 2022	1,162	1,171
Goodwill	641	638
Intangible assets, net	369	354
Other assets	1,340	1,324
Deferred income taxes	821	750
Total Assets	$5,848	$5,846

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$1,063	$1,251
Income taxes payable	50	16
Short-term borrowings	374	398
Total Current Liabilities	1,487	1,665

Long-term debt	11,194	11,453
Other liabilities and deferred credits	1,603	1,604
Total Liabilities	14,284	14,722

Shareholders' Deficit
Common Stock, no par value, 750 shares authorized; 280 shares issued in 2023 and 2022	13	—
Accumulated deficit	(8,156)	(8,507)
Accumulated other comprehensive loss	(293)	(369)
Total Shareholders' Deficit	(8,436)	(8,876)
Total Liabilities and Shareholders' Deficit	$5,848	$5,846
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to date
	6/30/23	6/30/22
Cash Flows - Operating Activities
Net Income	$718	$623
Depreciation and amortization	67	71
Refranchising (gain) loss	(21)	(12)
Investment (income) expense, net	(5)	8
Deferred income taxes	(73)	—
Share-based compensation expense	47	45
Changes in accounts and notes receivable	(21)	(4)
Changes in prepaid expenses and other current assets	(19)	(2)
Changes in accounts payable and other current liabilities	(107)	(213)
Changes in income taxes payable	19	(23)
Other, net	68	29
Net Cash Provided by Operating Activities	673	522

Cash Flows - Investing Activities
Capital spending	(122)	(97)
Proceeds from sale of KFC Russia	121	—
Proceeds from refranchising of restaurants	31	41
Other, net	1	(8)
Net Cash Provided by (Used In) Investing Activities	31	(64)

Cash Flows - Financing Activities
Proceeds from long-term debt	—	999
Repayments of long-term debt	(40)	(658)
Revolving credit facilities, three months or less, net	(249)	—
Repurchase shares of Common Stock	(50)	(557)
Dividends paid on Common Stock	(339)	(327)
Debt issuance costs	—	(11)
Other, net	(20)	(32)
Net Cash Used in Financing Activities	(698)	(586)
Effect of Exchange Rate on Cash and Cash Equivalents	6	(15)
Net Increase (Decrease) in Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	12	(143)
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	647	771
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$659	$628

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);
•Effective Tax Rate excluding Special Items;
•Core Operating Profit. Core Operating Profit excludes Special Items and foreign currency translation (“F/X”) and we use Core Operating Profit for the purposes of evaluating performance internally;
•Company restaurant profit and Company restaurant margin as a percentage of sales (as defined below).

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (a) - (e) in the accompanying notes.

Company restaurant profit is defined as Company sales less Company restaurant expenses, both of which appear on the face of our Condensed Consolidated Statements of Income. Company restaurant expenses include those expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, cost of restaurant-level labor, rent, depreciation and amortization of restaurant-level assets and advertising expenses incurred by and on behalf of that Company restaurant. Company restaurant margin as a percentage of sales ("Company restaurant margin %") is defined as Company restaurant profit divided by Company sales. We use Company restaurant profit for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe Company restaurant profit provides useful information to investors as to the profitability of our Company-owned restaurants. In calculating Company restaurant profit, the Company excludes revenues and expenses directly associated with our franchise operations as well as non-restaurant-level costs included in General and administrative expenses, some of which may support Company-owned restaurant operations. The Company also excludes restaurant-level asset impairment and closures expenses, which have historically not been significant, from the determination of Company restaurant profit as such expenses are not believed to be indicative of ongoing operations. Company restaurant profit and Company restaurant margin % as presented may not be comparable to other similarly titled measures of other companies in the industry.

Certain non-GAAP measurements are presented excluding the impact of F/X. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended		Year to date
	6/30/23	6/30/22	6/30/23	6/30/22
Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$573	$554	$1,096	$1,063
Detail of Special Items:
(Gain) loss associated with market-wide refranchisings(a)	(2)	1	(5)	(2)
Operating (profit) loss impact from decision to exit Russia(b)	9	(14)	12	(21)
Charges associated with Resource Optimization(c)	8	—	10	1
Other Special Items Expense	—	—	1	—
Special Items (Income) Expense - Operating Profit	15	(13)	18	(22)
Negative Foreign Currency Impact on Divisional Operating Profit	17	N/A	44	N/A
Core Operating Profit	$605	$541	$1,158	$1,041

Special Items as shown above were recorded to the financial statement line items identified below.

Condensed Consolidated Summary of Results Line Item
General and administrative expenses	$11	$2	$15	$3
Franchise and property expenses	1	4	2	4
Refranchising (gain) loss	(2)	1	(5)	(2)
Other (income) expense	5	(20)	6	(27)
Special Items (Income) Expense - Operating Profit	$15	$(13)	$18	$(22)

	Quarter ended		Year to date
	6/30/23	6/30/22	6/30/23	6/30/22
KFC Division
GAAP Operating Profit	$326	$293	$631	$584
Negative Foreign Currency Impact on Divisional Operating Profit	15	N/A	36	N/A
Core Operating Profit	$341	$293	$667	$584

Taco Bell Division
GAAP Operating Profit	$228	$215	$432	$400
Negative Foreign Currency Impact on Divisional Operating Profit	—	N/A	1	N/A
Core Operating Profit	$228	$215	$433	$400

Pizza Hut Division
GAAP Operating Profit	$91	$93	$195	$195
Negative Foreign Currency Impact on Divisional Operating Profit	2	N/A	7	N/A
Core Operating Profit	$93	$93	$202	$195

Habit Burger Grill Division
GAAP Operating Loss	$3	$(2)	$(2)	$(10)
Foreign Currency Impact on Divisional Operating Profit	—	N/A	—	N/A
Core Operating Profit (Loss)	$3	$(2)	$(2)	$(10)

Reconciliation of GAAP Net Income to Net Income excluding Special Items
GAAP Net Income	$418	$224	$718	$623
Special Items (Income) Expense - Operating Profit	15	(13)	18	(22)
Special Items (Income) Expense - Interest Expense, net(d)	—	28	—	28
Special Items Tax (Benefit) Expense(e)	(30)	68	(32)	(12)
Net Income excluding Special Items	$403	$307	$704	$617

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$1.46	$0.77	$2.51	$2.13
Less Special Items Diluted EPS	0.05	(0.29)	0.05	0.02
Diluted EPS excluding Special Items	$1.41	$1.06	$2.46	$2.11

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	12.6%	42.6%	15.4%	21.0%
Impact on Tax Rate as a result of Special Items	(5.6)%	18.4%	(3.3)%	(1.3)%
Effective Tax Rate excluding Special Items	18.2%	24.2%	18.7%	22.3%

Reconciliation of GAAP Operating Profit to Company Restaurant Profit
	Quarter ended 6/30/2023
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$326	$228	$91	$3	$(75)	$573
Less:
Franchise and property revenues	416	218	149	2	—	785
Franchise contributions for advertising and other services	151	150	89	1	—	391
Add:
General and administrative expenses	90	49	53	13	86	291
Franchise and property expenses	16	9	6	—	1	32
Franchise advertising and other services expense	150	148	89	1	—	388
Refranchising (gain) loss	—	—	—	—	(17)	(17)
Other (income) expense	1	—	(1)	—	5	5
Company restaurant profit	$16	$66	$—	$14	$—	$96
Company sales	$115	$253	$4	$139	$—	$511
Company restaurant margin %	14.3%	25.6%	3.2%	11.1%	N/A	18.9%

	Quarter ended 6/30/2022
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$293	$215	$93	$(2)	$(45)	$554
Less:
Franchise and property revenues	394	199	142	2	—	737
Franchise contributions for advertising and other services	168	144	88	—	—	400
Add:
General and administrative expenses	89	39	50	11	65	254
Franchise and property expenses	14	8	2	1	4	29
Franchise advertising and other services expense	163	144	88	1	—	396
Refranchising (gain) loss	—	—	—	—	(8)	(8)
Other (income) expense	16	(1)	(3)	—	(16)	(4)
Company restaurant profit	$13	$62	$—	$9	$—	$84
Company sales	$115	$243	$5	$136	$—	$499
Company restaurant margin %	11.6%	25.7%	(8.0)%	6.0%	N/A	16.8%

	Year to Date 6/30/2023
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$631	$432	$195	$(2)	$(160)	$1,096
Less:
Franchise and property revenues	828	419	304	4	—	1,555
Franchise contributions for advertising and other services	316	292	183	1	—	792
Add:
General and administrative expenses	179	94	104	26	170	573
Franchise and property expenses	42	14	9	1	2	68
Franchise advertising and other services expense	314	286	182	1	—	783
Refranchising (gain) loss	—	—	—	—	(21)	(21)
Other (income) expense	8	1	(3)	—	9	15
Company restaurant profit	$30	$116	$—	$21	$—	$167
Company sales	$225	$482	$9	$269	$—	$985
Company restaurant margin %	13.2%	24.0%	3.6%	8.2%	N/A	17.0%

	Year to Date 6/30/2022
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$584	$400	$195	$(10)	$(106)	$1,063
Less:
Franchise and property revenues	777	378	293	3	—	1,451
Franchise contributions for advertising and other services	319	268	176	—	—	763
Add:
General and administrative expenses	173	75	100	23	136	507
Franchise and property expenses	38	14	4	1	4	61
Franchise advertising and other services expense	314	267	175	1	—	757
Refranchising (gain) loss	—	—	—	—	(12)	(12)
Other (income) expense	18	(1)	(5)	—	(22)	(10)
Company restaurant profit	$31	$109	$—	$12	$—	$152
Company sales	$241	$457	$10	$261	$—	$969
Company restaurant margin %	12.9%	23.9%	(4.4)%	4.5%	N/A	15.7%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter ended 6/30/2023	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$682	$621	$242	$142	$—	$1,687

Company restaurant expenses	99	187	4	125	—	415
General and administrative expenses	90	49	53	13	86	291
Franchise and property expenses	16	9	6	—	1	32
Franchise advertising and other services expense	150	148	89	1	—	388
Refranchising (gain) loss	—	—	—	—	(17)	(17)
Other (income) expense	1	—	(1)	—	5	5
Total costs and expenses, net	356	393	151	139	75	1,114
Operating Profit (Loss)	$326	$228	$91	$3	$(75)	$573

Quarter ended 6/30/2022	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$677	$586	$235	$138	$—	$1,636

Company restaurant expenses	102	181	5	127	—	415
General and administrative expenses	89	39	50	11	65	254
Franchise and property expenses	14	8	2	1	4	29
Franchise advertising and other services expense	163	144	88	1	—	396
Refranchising (gain) loss	—	—	—	—	(8)	(8)
Other (income) expense	16	(1)	(3)	—	(16)	(4)
Total costs and expenses, net	384	371	142	140	45	1,082
Operating Profit (Loss)	$293	$215	$93	$(2)	$(45)	$554

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date 6/30/2023	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$1,369	$1,193	$496	$274	$—	$3,332

Company restaurant expenses	195	366	9	248	—	818
General and administrative expenses	179	94	104	26	170	573
Franchise and property expenses	42	14	9	1	2	68
Franchise advertising and other services expense	314	286	182	1	—	783
Refranchising (gain) loss	—	—	—	—	(21)	(21)
Other (income) expense	8	1	(3)	—	9	15
Total costs and expenses, net	738	761	301	276	160	2,236
Operating Profit (Loss)	$631	$432	$195	$(2)	$(160)	$1,096

Year to Date 6/30/2022	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$1,337	$1,103	$479	$264	$—	$3,183

Company restaurant expenses	210	348	10	249	—	817
General and administrative expenses	173	75	100	23	136	507
Franchise and property expenses	38	14	4	1	4	61
Franchise advertising and other services expense	314	267	175	1	—	757
Refranchising (gain) loss	—	—	—	—	(12)	(12)
Other (income) expense	18	(1)	(5)	—	(22)	(10)
Total costs and expenses, net	753	703	284	274	106	2,120
Operating Profit (Loss)	$584	$400	$195	$(10)	$(106)	$1,063

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

Amounts presented as of and for the quarters and years to date ended June 30, 2023 and 2022 are preliminary.

(a)Due to their size and volatility, we have reflected as Special Items those refranchising gains and losses that were recorded in connection with market-wide refranchisings.

(b)In the first quarter of 2022, as a result of the Russian invasion of Ukraine, we suspended all investment and restaurant development in Russia. We also suspended all operations of our 70 company-owned KFC restaurants in Russia and began finalizing an agreement to suspend all Pizza Hut operations in Russia, in partnership with our master franchisee. Further, we pledged to redirect any future net profits attributable to Russia subsequent to the date of invasion to humanitarian efforts. During the second quarter of 2022, we completed the transfer of ownership of the Pizza Hut Russia business to a local operator who has initiated the process of re-branding locations to a non-YUM concept. In April 2023, we completed our exit from the Russia market by selling the KFC business in Russia.

Our GAAP operating results presented herein reflect revenues from and expenses to support the Russian operations for KFC and Pizza Hut prior to the dates of transfer or sale, within their historical financial statement line items and operating segments. However, given our decision to exit Russia and our pledge to direct any future net profits attributable to Russia subsequent to the date of invasion to humanitarian efforts, we have reclassed such net operating profits or losses from the Division segment results in which they were earned to Unallocated Other income (expense). Additionally, we have incurred certain expenses related to the dispositions of the businesses and other one-time costs related to our exit from Russia which we have recorded within Corporate and unallocated G&A and Unallocated Franchise and property expenses. Also recorded in Unallocated Other income (expense) were foreign exchange impacts attributable to fluctuations in the value of the Russian ruble and a $4 million loss recorded during the quarter ended June 30, 2023 as a result of the completion of the sale of the KFC Russia business. The resulting net Operating Loss of $9 million and $12 million for the quarter and year to date ended June 30, 2023, respectively, and net Operating Profit of $14 million and $21 million for the quarter and year to date ended June 30, 2022, respectively, have been reflected as Special Items.

(c)We recorded charges of $8 million and $10 million during the quarter and year to date ended June 30, 2023, respectively, and $1 million during the year to date ended June 30, 2022, to General and administrative expenses related to a resource optimization program initiated in the third quarter of 2020. This program is part of our efforts to optimize our resources, reallocating them toward critical areas of the business that will drive future growth. Due to their scope and size, these charges have been reflected as Special Items.

(d)During the quarter ended June 30, 2022, the Company redeemed $600 million aggregate principal amount of 7.75% YUM Senior Unsecured Notes due in 2025 (the "2025 Notes"). The redemption amount was equal to 103.875% of the $600 million aggregate principal amount redeemed, reflecting a $23 million "call premium". We recognized the call premium and the write-off of $5 million of unamortized debt issuance costs associated with the 2025 Notes within Interest expense, net as a Special Item due to their size and the fact that the amounts are not indicative of our ongoing interest expense.

(e)The below table includes the detail of Special Items Tax (Benefit) Expense:

	Quarter ended		Year to date
	6/30/23	6/30/22	6/30/23	6/30/22
Tax (Benefit) Expense on Special Items Operating Profit and Interest Expense	$(2)	$(3)	$(2)	$(1)
Tax (Benefit) Expense - Income tax impacts from decision to exit Russia	(6)	71	(8)	71
Tax (Benefit) - U.S. foreign tax credit regulations issued in January 2022	—	—	—	(82)
Tax (Benefit) - Other Income tax impacts recorded as Special	(22)	—	(22)	—
Special Items Tax (Benefit) Expense	$(30)	$68	$(32)	$(12)

Tax (Benefit) Expense on Special Items Operating Profit and Interest Expense was determined by assessing the tax impact of each individual component within Special Items based upon the nature of the item and jurisdictional tax law.

Special Items Tax (Benefit) Expense includes $71 million of net tax expense recorded in the quarter ended June 30, 2022, resulting from the Company’s decision to exit KFC Russia. We remeasured and reassessed the need for a valuation allowance on deferred tax assets in Switzerland due to the expected reduction in the tax basis of intellectual property rights associated with the loss of the Russian royalty income going forward. In addition, we reassessed certain deferred tax liabilities associated with the Russia business given the expectation that the existing basis difference will now reverse by way of sale.

Special Items Tax (Benefit) Expense includes a tax benefit discretely recorded in the quarter ended March 31, 2022 of $82 million, from the release of a valuation allowance on foreign tax credit carryforwards. Subsequent clarifying guidance from the U.S. Treasury resulted in the re-establishment of the valuation allowance in the quarter ended December 31, 2022.

Other Income Tax impacts recorded as Special in the quarter and year to date ended June 30, 2023 include benefits related to the reversal of reserves due to the favorable resolution of a tax audit in a foreign jurisdiction. Such reserves were established in prior years related to deferred tax assets originally recorded as a Special Item as part of an intercompany restructuring of intellectual property. Other Income Tax impacts recorded as Special in the quarter and year to date ended June 30, 2023 also include the release of valuation allowances associated with a jurisdiction in which a market-wide refranchising event occurred.